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                                                                   EXHIBIT 10.35

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made effective the first day of January, 1998, by and between BILLING CONCEPTS CORP., a Delaware corporation, with principal offices located at 7411 John Smith Drive, Suite 200, San Antonio, Texas 78229 (the "Company"), and PAUL L. GEHRI, a resident of San Antonio, Bexar County, Texas (the "Employee").

                              W I T N E S S E T H:

         WHEREAS, the Employee is now employed by the Company, and the Employee and the Company desire to enter into an agreement relating to such employment, outlining the duties and obligations of each:

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereby agree as follows:

         1. EMPLOYMENT. The Company agrees to continue to employ the Employee, and the Employee agrees to continue to be employed by the Company, subject to the terms and conditions set forth herein.

         2. TERM. Subject to the provisions hereof, the term of the Employee's employment by the Company under this Agreement shall be for a period of one (1) year commencing on the date hereof; provided that such term of employment shall continue thereafter unless and until terminated by either the Company or the Employee upon no less than one hundred twenty (120) days' prior written notice to the other of the desire to terminate such employment. The term of the Employee's employment hereunder, including any subsequent continuation of the original term, is hereinafter referred to as the "Employment Period."


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         3.       POSITION AND DUTIES. During the Employment Period, the
Employee shall serve as Senior Vice President of Sales of the Company, with such assignments, powers and duties as are assigned or delegated to him by the Chairman of the Board of Directors of Billing Concepts Corp., the parent corporation of the Company (which at present is Mr. Parris H. Holmes, Jr.), or his authorized representative. Such assignments, powers and duties may, from time to time, be modified by the Company, as the Company's needs may require. The Employee shall also, at the request of the Company, perform similar services for any Affiliate (as hereinafter defined) of the Company without additional compensation. The Employee agrees to devote all of his business time, skill, attention and best efforts to the business of the Company and its Affiliates in the advancement of the best interests of the Company and its Affiliates. As used in this Agreement, the term "Affiliate" of the Company means any person or corporation that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under the control of the Company or its parent corporation. During the Employment Period, the Employee agrees to abide by all Company policies which may be in effect from time to time.

         4.       COMPENSATION.

                  A. For all services rendered by the Employee to the Company during the Employment Period, the Company shall pay the Employee a salary at the rate of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) annually, plus commissions earned pursuant to the commission schedule attached hereto as Exhibit "A" and incorporated herein for all purposes. The compensation is to be payable, subject to such withholdings as are required by law, in installments in accordance with the Company's customary payroll practices.

                  B. The Employee will be eligible for bonuses from a bonus pool, the make-up, terms, conditions and awards therefrom to be determined by the Compensation Committee of the Board of Directors of the Company.



         5. OFFICE FACILITIES. During the Employment Period, the Company will furnish the Employee, without charge, with suitable office facilities for the purpose of performing his duties


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hereunder, which facilities shall include secretarial, telephone, clerical and support personnel and services, and shall be similar to those furnished to employees of the Company having comparable positions.

         6. FRINGE BENEFITS; VACATIONS. During the Employment Period, the Employee shall be entitled to participate in or receive benefits under such pension, medical and life insurance and other employee benefit plans of the Company which may be in effect from time to time, to the extent he is eligible under the terms of those plans, on the same basis as other employees of the Company having comparable positions. The Employee shall be entitled to vacations with pay in accordance with the policies of the Company which may be in effect from time to time.

         7. EXPENSES. Subject to such policies regarding expenses and expense reimbursement as may be adopted from time to time by the Company, and compliance therewith by the Employee, the Employee is authorized to incur reasonable expenses in the performance of his duties hereunder, and the Company will reimburse the Employee for such reasonable out-of-pocket expenses upon the presentation by the Employee of an itemized account and receipts satisfactory to the Company.

         8.       TERMINATION.

                  A. If the Employee dies or becomes disabled during the Employment Period, the Employee's salary and all other rights under this Agreement or as an employee of the Company (except for salary and other rights accrued prior thereto) shall terminate at the end of the month during which death or disability occurs. For purposes of this Agreement, the Employee shall be deemed to be "disabled" if, at any time during the Employment Period, the Employee shall have been unable to perform the essential duties of his employment hereunder, with or without accommodation, due to physical or mental incapacity for a period of ninety (90) days or any ninety (90) days in a period of two hundred seventy (270) days.


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                  B. If the Employee fails to perform the essential duties of his employment hereunder in a manner reasonably satisfactory to the Company or to comply with any of the provisions hereof, or commits any act of misconduct, malfeasance, gross negligence or disloyalty, the Employment Period and the Employee's salary and all other rights under this Agreement as an employee of the Company, shall immediately terminate upon written notice from the Company to the Employee, but such termination shall not affect the liability of the Employee by reason of his misconduct, malfeasance, gross negligence or disloyalty.

         9. COVENANTS NOT TO DISCLOSE. The Company agrees to provide the Employee with confidential and proprietary information and trade secrets in exchange for the Employee's promise not to disclose them (the "Non-disclosure Provision"). In accordance with this Non-disclosure Provision, the Employee covenants and agrees that he will not, at any time during or after the termination of his employment by the Company, communicate, divulge or disclose to any Person (as hereinafter defined) or use for his own account, or advise, discuss with, or in any way assist any other Person in obtaining or learning about, without the prior written consent of the Company, information concerning any of the Company's services, systems, employees, customers, pricing practices, strategies, plans, general or specific "know-how," training programs, methods of doing business, processes, programs, flow charts or equipment used in its business, or any other secret or confidential information (including, without limitation, any customer lists, trade secrets, future business plans or information concerning any work done by the Company for its customers or done in any effort to solicit or obtain customers) concerning the business and affairs of the Company or any of its Affiliates acquired or obtained by the Employee during the term of his employment by the Company. The Employee further covenants and agrees that he shall retain all such knowledge and information concerning the foregoing in trust for the sole benefit of the Company and its Affiliates and their respective successors and assigns. For purposes of this Agreement, the term "Person" shall mean any individual, corporation, partnership, association, trust, estate or other entity of organization.

         The Employee agrees to return to the Company, within fifteen (15) days from the date of termination of his employment by the Company, all books, catalogues, customer lists, computer


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diskettes and files, company credit cards, and any other materials and documents relating to Company and its services, systems, employees, customers, pricing practices, strategies, plans, general or specific "know-how," training programs, methods of doing business, processes, programs, flow charts or equipment used in, or any secret or confidential information (including, without limitation, any customer lists, trade secrets, future business plans or information concerning any work done by the Company for its customers or done in any effort to solicit or obtain customers) concerning the business and affairs of the Company or any of its Affiliates acquired or obtained by the Employee during the term of his employment by the Company. The Employee agrees not to use or retain any copies of any such materials after the date of termination of his employment by the Company.

         10. COVENANT NOT TO COMPETE. To enforce the Non-disclosure Provision contained in Section 9 above, the Employee covenants and agrees that, during the Employment Period and for a period of one (1) year after his resignation or termination of employment by the Company, he will not, directly or indirectly, own any interest in, render services or advice to, or be engaged in a business which is similar to or in competition with the business of providing third-party billing clearinghouse, direct billing, information management, billing management, and enhanced billing products or services which have been, are then, or will in the future be, marketed through or by the Company in the geographic areas where the Company had or solicited customers during the Employment Period, except upon the written consent of the Company.

         The Employee agrees that for a period of one (1) year from his resignation or termination of employment by the Company, the Employee will not, directly or indirectly, solicit or accept business from, or otherwise attempt to do business with, any customers of the Company (the "Non-Solicitation Provision"). This Non-Solicitation Provision shall be limited to the same specific geographic area noted above.

         The Employee represents that his experience and capabilities are such that the restrictions contained herein will not prevent the Employee from obtaining employment, or otherwise


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earning a living, at the same general economic benefit as reasonably required by him and that he has, prior to the execution of this Agreement, carefully reviewed this Agreement.

         11. ESSENTIAL NATURE OF COVENANTS. The covenants of the Employee contained in Sections 9 and 10 shall be construed as independent of any other provision of this Agreement. The existence of any claim or cause of action of the Employee against the Company or any of its Affiliates, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of said covenants. The Employee understands that the covenants contained in Sections 9 and 10 are essential elements of the transactions contemplated by this Agreement and, but for the agreement of the Employee to Sections 9 and 10, the Company would not have agreed to enter into such transactions. The Employee has been advised to consult with his counsel in order to be informed in all respects concerning the reasonableness and propriety of Sections 9 and 10, with specific regard to the nature of the business conducted by the Company, and the Employee acknowledges that Sections 9 and 10 are reasonable and acceptable in all respects.

         12. INDEMNIFICATION. The Employee agrees to indemnify, defend and hold the Company harmless from any and all claims, demands, activities, suits, allegations, actions, or causes of action arising from or incident to, whether directly or indirectly, any misconduct, malfeasance, gross negligence, disloyalty, representation or omission on the part of the Employee in the conduct of his duties or any conduct outside the scope of his employment which may give rise to liability or potential liability on the part of the Company, its directors, officers, agents, representatives or employees.

         13. REMEDIES. It is stipulated that the parties to this Agreement recognize that a breach by Employee of his obligations under Sections 9 and 10 of this Agreement cannot be adequately compensated by money damages. In the event of a breach or threatened breach by the Employee of Section 9 or 10, the Company shall be fully entitled to seek and obtain a temporary restraining order and an injunction restraining the Employee from the commission of such breach. Nothing contained herein shall be construed as prohibiting the Company from pursuing


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any other remedies available to it for such breach or threatened breach, including the recovery of money damages.

         14. ARBITRATION. As part of, and in consideration for this Agreement and the compensation and other benefits paid by the Company to the Employee herein, and in consideration for the Company's mutual agreement to arbitrate certain claims, the Employee agrees that any dispute he may have against the Company, its Affiliates, directors, officers, agents, representatives, attorneys, employees, successors or assigns, under either state or federal law, arising out of Employee's employment by the Company or termination of employment will be submitted to final and binding arbitration in accordance with the Company's arbitration procedures. By agreeing to arbitrate, the Employee understands that he is not giving up any substantive rights under either state or federal law. Rather, the Employee and the Company are only mutually agreeing to submit all disputes to an arbitral, rather than judicial, forum.

         Prior to submitting any dispute to arbitration, the parties shall first attempt to resolve the matter by the claimant notifying the other party in writing of the dispute; by giving the other party the opportunity to respond in writing to the dispute within fifteen (15) days of receipt of the written claim; and by giving the other party the opportunity to meet and confer. If the matter is not resolved in this manner, the dispute may then proceed to arbitration at the request of either party.

         Pursuant to the Company's arbitration procedures, the American Arbitration Association shall schedule any arbitration and appoint the arbitrator, if the parties cannot agree on the selection of the arbitrator. The Employee understands that the cost of the arbitrator will be borne equally by the Employee and the Company (although the Employee will not be required to contribute more than $2,500.00 towards the cost of the arbitrator), and that the decision of the arbitrator shall be final and binding upon the parties. In the event that a party to this Agreement brings or pursues a dispute in a court of law, which dispute is subject to final and binding arbitration in accordance with this Section 14, and should have been brought or submitted to arbitration pursuant to the foregoing procedures, that party shall pay all reasonable attorneys'


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fees and court costs incurred by the other party in filing any motion to compel arbitration, motion to dismiss or other pleadings with said court to enforce arbitration pursuant to this Section 14.

         The Employee understands and agrees that the Company is engaged in transactions involving interstate commerce and that this Section 14 evidences a transaction involving commerce.

         15. WAIVER OF BREACH. The waiver by the Company of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

         16. BINDING EFFECT; ASSIGNMENT. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors, assigns, heirs and legal representatives. Insofar as the Employee is concerned, this Agreement, being personal, cannot be assigned.

         17. SEVERABILITY; JUDICIAL REFORMATION. The invalidity of all or any part of any section or provision of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such section or provision. If any section or provision of this Agreement is so broad as to be unenforceable, such section or provision shall be reformed and interpreted to be only so broad as to be enforceable. To the extent possible and permitted by applicable law, judicial reformation of this Agreement, or any section or provision hereof, is acknowledged by the parties to be preferred and desired to preserve the intent and purpose of any section or provision herein to the fullest extent allowed by applicable law, should said section or provision be found or deemed to be unlawful and invalid by a court of competent jurisdiction.

         18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


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         19.      GOVERNING LAW. This Agreement shall be construed (both as to validity and performance) and enforced in accordance with and governed by the laws of the State of Texas.

         20. NOTICE. All notices which are required or which may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or three (3) business days after being mailed by registered or certified first-class mail, postage prepaid, return receipt requested, if to the Employee at 14939 Dancers Image, San Antonio, Texas 78248, or if to the Company, at the address listed above, or to such other address as either party shall have specified by written notice to the other party.

         21. ENTIRE AGREEMENT; MODIFICATION. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties with respect to the subject matter hereof. This Agreement may not be changed, modified or altered except by written agreement signed by the Company and the Employee or by judicial reformation.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first above written.

BILLING CONCEPTS CORP.                      EMPLOYEE


BY: /S/ ALAN W. SALTZMAN                    BY: /S/ PAUL L. GEHRI
   -------------------------------             ---------------------------------
   ALAN W. SALTZMAN                            PAUL L. GEHRI
   PRESIDENT



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